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                                    EXHIBIT I



ITEM 3

     (b)   X  Bank as defined in Section 3(a)(b) of the Act
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              Chancellor LGT Trust Company

     (c)   X  Investment Adviser registered under Section 203 of the
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Investment Advisers Act of 1940.

              Chancellor LGT Asset Management, Inc.